5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Fourth Quarter and Year Ended December 31, 2021 Operating Results

Three Month Results
•Net revenue was $494.6 million
•Net income was $123.3 million
•Adjusted EBITDA was $230.7 million

Twelve Month Results

•Net revenue was $1.79 billion
•Net income was $388.1 million
•Adjusted EBITDA was $827.3 million

Baton Rouge, LA – February 25, 2022 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and year ended December 31, 2021.

“As our record financial results in 2021 demonstrate, businesses large and small today have a growing appreciation for the reach and impact of out-of-home advertising," Lamar CEO Sean Reilly said. "We set new marks in 2021 for revenue, adjusted EBITDA and AFFO per share, and we've seen the sales momentum continue into 2022. Based on current pacing, we expect full-year AFFO to be between $7.03 and $7.18 per share.”
Fourth Quarter Highlights

•Net revenue increased 15.4%
•Adjusted EBITDA margin of 46.6%
•Diluted AFFO per share increased 4.1%

Fourth Quarter Results
Lamar reported net revenues of $494.6 million for the fourth quarter of 2021 versus $428.5 million for the fourth quarter of 2020, a 15.4% increase. Operating income for the fourth quarter of 2021 increased $8.7 million to $149.9 million as compared to $141.2 million for the same period in 2020. Lamar recognized net income of $123.3 million for the fourth quarter of 2021 as compared to net income of $108.7 million for the same period in 2020, an increase of $14.6 million. Net income per diluted share was $1.21 and $1.08 for the three months ended December 31, 2021 and 2020, respectively.

Adjusted EBITDA for the fourth quarter of 2021 was $230.7 million versus $207.9 million for the fourth quarter of 2020, an increase of 11.0%.

Cash flow provided by operating activities was $246.2 million for the three months ended December 31, 2021, an increase of $37.8 million as compared to the same period in 2020. Free cash flow for the fourth quarter of 2021 was $149.0 million as compared to $160.1 million for the same period in 2020, a 7.0% decrease.

For the fourth quarter of 2021, funds from operations, or FFO, was $183.6 million versus $167.6 million for the same period in 2020, an increase of 9.6%. Adjusted funds from operations, or AFFO, for the fourth quarter of 2021 was $180.7 million compared to $172.1 million for the same period in 2020, an increase of 5.0%. Diluted AFFO per share increased 4.1% to $1.78 for the three months ended December 31, 2021 as compared to $1.71 for the same period in 2020.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the fourth quarter of 2021 increased 14.0% over acquisition-adjusted net revenue for the fourth quarter of 2020. Acquisition-adjusted EBITDA for the fourth quarter of 2021 increased 10.4% as compared to acquisition-adjusted EBITDA for the fourth quarter of 2020. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2020 period for acquisitions and divestitures for the same time frame as actually owned in the 2021 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Twelve Month Results

Lamar reported net revenues of $1.79 billion for the twelve months ended December 31, 2021 versus $1.57 billion for the twelve months ended December 31, 2020, a 13.9% increase. Operating income for the twelve months ended December 31, 2021 increased $111.1 million to $521.2 million as compared to $410.1 million for the same period in 2020. Lamar recognized net income of $388.1 million for the twelve months ended December 31, 2021 as compared to net income of $243.4 million for the same period in 2020, an increase of $144.7 million. Net income per diluted share was $3.83 and $2.41 for the twelve months ended December 31, 2021 and 2020, respectively.

Adjusted EBITDA for the twelve months ended December 31, 2021 was $827.3 million versus $671.5 million for the same period in 2020, an increase of 23.2%.

Cash flow provided by operating activities was $734.4 million for the twelve months ended December 31, 2021, an increase of $164.5 million as compared to the same period in 2020. Free cash flow for the twelve months ended December 31, 2021 was $593.4 million as compared to $472.5 million for the same period in 2020, a 25.6% increase.

For the twelve months ended December 31, 2021, FFO was $643.4 million versus $477.2 million for the same period in 2020, an increase of 34.8%. AFFO for the twelve months ended December 31, 2021 was $667.7 million compared to $514.8 million for the same period in 2020, an increase of 29.7%. Diluted AFFO per share increased 29.2% to $6.59 for the twelve months ended December 31, 2021 as compared to $5.10 for the same period in 2020.

Liquidity
As of December 31, 2021, Lamar had $662.4 million in total liquidity that consisted of $562.6 million available for borrowing under its revolving senior credit facility and $99.8 million in cash and cash equivalents. There was $175.0 million in borrowings outstanding under each of the revolving senior credit facility and accounts receivable program as of December 31, 2021.

Recent Developments
During the three months ended December 31, 2021, Lamar closed 23 acquisitions for a total cash purchase price of $204.7 million, adding over 1,200 advertising displays. During the twelve months ended December 31, 2021, the Company closed 45 acquisitions for a total cash purchase price of $312.3 million, adding approximately 2,700 advertising displays.

On February 24, 2022, Lamar declared a quarterly cash dividend of $1.10 per common share to its Class A and Class B stockholders to be paid on March 31, 2022. Subject to the approval of the Company’s Board of Directors, the Company expects aggregate quarterly dividends to its Class A and Class B stockholders will be $4.40 per common share, including the dividend payable on March 31, 2022.

Guidance

We expect net income per diluted share for fiscal year 2022 to be between $4.83 and $4.90, with diluted AFFO per share between $7.03 and $7.18. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures” for reconciliation to GAAP.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the severity and duration of the COVID-19 pandemic and its impact on our business, financial condition and results of operations; (3) the state of the economy and financial markets generally, including the impact caused by the COVID-19 pandemic and the effect of the broader economy on the demand for advertising; (4) the continued popularity of outdoor advertising as an advertising medium; (5) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (6) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (7) the regulation of the outdoor advertising industry by federal, state and local governments; (8) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (9) changes in accounting principles, policies or guidelines; (10) changes in tax laws applicable to REITs or in the interpretation of those laws; (11) our ability to renew expiring contracts at favorable rates; (12) our ability to successfully implement our digital deployment strategy; and (13) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in (earnings) loss of investees, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.
•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line revenue and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) non-recurring infrequent or unusual losses (gains); (ix) less maintenance capital expenditures; and (x) an adjustment for unconsolidated affiliates and non-controlling interest.
•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, depreciation and amortization and loss (gain) on disposition of assets.
•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, capitalized contract fulfillment costs, net and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Friday, February 25, 2022 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-203-518-9859 or 1-800-343-1703
Passcode:	52145

Live Webcast:	www.lamar.com/About/Investors/Presentations

Webcast Replay:	www.lamar.com
Available through Friday, March 4, 2022 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 354,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,900 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net revenues	$494,574	$428,525	$1,787,401	$1,568,856
Operating expenses (income)
Direct advertising expenses	157,079	138,448	576,952	557,274
General and administrative expenses	85,267	66,494	308,781	275,145
Corporate expenses	21,573	15,730	74,379	64,901
Stock-based compensation	14,828	7,726	37,368	18,772
Capitalized contract fulfillment costs, net	455	(649)	(445)	387
Depreciation and amortization	65,623	63,748	271,294	251,296
Gain on disposition of assets	(193)	(4,203)	(2,115)	(9,026)
Total operating expense	344,632	287,294	1,266,214	1,158,749
Operating income	149,942	141,231	521,187	410,107
Other expense (income)
Loss on extinguishment of debt	—	—	21,604	25,235
Interest income	(209)	(180)	(763)	(797)
Interest expense	25,746	30,565	106,384	137,623
Equity in earnings of investee	(2,243)	—	(3,384)	—
	23,294	30,385	123,841	162,061
Income before income tax expense	126,648	110,846	397,346	248,046
Income tax expense	3,334	2,140	9,256	4,660
Net income	123,314	108,706	388,090	243,386
Preferred stock dividends	92	92	365	365
Net income applicable to common stock	$123,222	$108,614	$387,725	$243,021
Earnings per share:
Basic earnings per share	$1.22	$1.08	$3.83	$2.41
Diluted earnings per share	$1.21	$1.08	$3.83	$2.41
Weighted average common shares outstanding:
Basic	101,240,519	100,856,139	101,133,269	100,756,361
Diluted	101,468,468	100,884,464	101,349,865	100,902,700
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$230,655	$207,853	$827,289	$671,536
Interest, net	(24,065)	(28,943)	(99,744)	(130,917)
Current tax expense	(2,938)	(1,067)	(7,682)	(5,457)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(54,577)	(17,639)	(126,090)	(62,272)
Free cash flow	$148,983	$160,112	$593,408	$472,525

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	December 31, 2021	December 31, 2020
Selected Balance Sheet Data:
Cash and cash equivalents	$99,788	$121,569
Working capital deficit	$(274,358)	$(167,302)
Total assets	$6,047,494	$5,791,441
Total debt, net of deferred financing costs (including current maturities)	$3,013,595	$2,886,516
Total stockholders’ equity	$1,217,089	$1,202,768

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Selected Cash Flow Data:
Cash flows provided by operating activities	$246,183	$208,416	$734,417	$569,873
Cash flows used in investing activities	$258,522	$29,207	$461,760	$96,888
Cash flows provided by (used in) financing activities	$24,620	$(126,653)	$(294,519)	$(377,917)

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$246,183	$208,416	$734,417	$569,873
Changes in operating assets and liabilities	(41,170)	(26,637)	(9,582)	(22,369)
Total capital expenditures	(54,577)	(17,639)	(126,090)	(62,272)
Preferred stock dividends	(92)	(92)	(365)	(365)
Capitalized contract fulfillment costs, net	455	(649)	(445)	387
Other	(1,816)	(3,287)	(4,527)	(12,729)
Free cash flow	$148,983	$160,112	$593,408	$472,525

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$123,314	$108,706	$388,090	$243,386
Loss on extinguishment of debt	—	—	21,604	25,235
Interest income	(209)	(180)	(763)	(797)
Interest expense	25,746	30,565	106,384	137,623
Equity in earnings of investee	(2,243)	—	(3,384)	—
Income tax expense	3,334	2,140	9,256	4,660
Operating income	149,942	141,231	521,187	410,107
Stock-based compensation	14,828	7,726	37,368	18,772
Capitalized contract fulfillment costs, net	455	(649)	(445)	387
Depreciation and amortization	65,623	63,748	271,294	251,296
Gain on disposition of assets	(193)	(4,203)	(2,115)	(9,026)
Adjusted EBITDA	$230,655	$207,853	$827,289	$671,536

Capital expenditure detail by category:
Billboards - traditional	$18,817	$2,430	$31,894	$11,131
Billboards - digital	17,444	3,196	55,285	22,618
Logo	5,461	7,710	12,926	13,108
Transit	740	540	2,514	3,212
Land and buildings	8,844	2,835	14,077	6,303
Operating equipment	3,271	928	9,394	5,900
Total capital expenditures	$54,577	$17,639	$126,090	$62,272

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$494,574	$428,525	15.4%	$1,787,401	$1,568,856	13.9%
Acquisitions and divestitures	—	5,482		—	1,524
Acquisition-adjusted net revenue	$494,574	$434,007	14.0%	$1,787,401	$1,570,380	13.8%
Reported direct advertising and G&A expenses(b)	$242,346	$204,942	18.3%	$885,733	$832,419	6.4%
Acquisitions and divestitures	—	4,317		—	(1,394)
Acquisition-adjusted direct advertising and G&A expenses	$242,346	$209,259	15.8%	$885,733	$831,025	6.6%
Outdoor operating income	$252,228	$223,583	12.8%	$901,668	$736,437	22.4%
Acquisition and divestitures	—	1,165		—	2,918
Acquisition-adjusted outdoor operating income	$252,228	$224,748	12.2%	$901,668	$739,355	22.0%
Reported corporate expense	$21,573	$15,730	37.1%	$74,379	$64,901	14.6%
Acquisitions and divestitures	—	—		—	—
Acquisition-adjusted corporate expenses	$21,573	$15,730	37.1%	$74,379	$64,901	14.6%
Adjusted EBITDA	$230,655	$207,853	11.0%	$827,289	$671,536	23.2%
Acquisitions and divestitures	—	1,165		—	2,918
Acquisition-adjusted EBITDA	$230,655	$209,018	10.4%	$827,289	$674,454	22.7%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2020 for acquisitions and divestitures for the same time frame as actually owned in 2021.
(b)    Does not include expense (income) of $455 and ($445) for the three and twelve months ended December 31, 2021 and (income) expense of ($649) and $387 for the three and twelve months ended December 31, 2020, related to capitalization contract fulfillment costs, net.

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$123,314	$108,706	13.4%	$388,090	$243,386	59.5%
Loss on extinguishment of debt	—	—		21,604	25,235
Interest expense, net	25,537	30,385		105,621	136,826
Equity in earnings of investee	(2,243)	—		(3,384)	—
Income tax expense	3,334	2,140		9,256	4,660
Operating income	149,942	141,231	6.2%	521,187	410,107	27.1%
Corporate expenses	21,573	15,730		74,379	64,901
Stock-based compensation	14,828	7,726		37,368	18,772
Capitalized contract fulfillment costs, net	455	(649)		(445)	387
Depreciation and amortization	65,623	63,748		271,294	251,296
Gain on disposition of assets	(193)	(4,203)		(2,115)	(9,026)
Outdoor operating income	$252,228	$223,583	12.8%	$901,668	$736,437	22.4%

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$344,632	$287,294	20.0%	$1,266,214	$1,158,749	9.3%
Gain on disposition of assets	193	4,203		2,115	9,026
Depreciation and amortization	(65,623)	(63,748)		(271,294)	(251,296)
Capitalized contract fulfillment costs, net	(455)	649		445	(387)
Stock-based compensation	(14,828)	(7,726)		(37,368)	(18,772)
Acquisitions and divestitures	—	4,317		—	(1,394)
Acquisition-adjusted consolidated expense	$263,919	$224,989	17.3%	$960,112	$895,926	7.2%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Adjusted Funds from Operations:
Net income	$123,314	$108,706	$388,090	$243,386
Depreciation and amortization related to real estate	62,538	60,048	259,933	238,932
Gain from disposition of real estate assets	(153)	(1,368)	(1,865)	(5,790)
Adjustment for unconsolidated affiliates and non-controlling interest	(2,138)	173	(2,756)	629
Funds from operations	$183,561	$167,559	$643,402	$477,157
Straight-line expense	248	982	2,443	3,597
Capitalized contract fulfillment costs, net	455	(649)	(445)	387
Stock-based compensation expense	14,828	7,726	37,368	18,772
Non-cash portion of tax provision	396	1,073	1,574	(797)
Gain from the one-time sale of non-real estate assets	—	(3,197)	—	(3,197)
Non-real estate related depreciation and amortization	3,085	3,700	11,361	12,364
Amortization of deferred financing costs	1,472	1,442	5,877	5,909
Loss on extinguishment of debt	—	—	21,604	25,235
Capitalized expenditures-maintenance	(25,499)	(6,412)	(58,196)	(24,028)
Adjustment for unconsolidated affiliates and non-controlling interest	2,138	(173)	2,756	(629)
Adjusted funds from operations	$180,684	$172,051	$667,744	$514,770
Divided by weighted average diluted common shares outstanding	101,468,468	100,884,464	101,349,865	100,902,700
Diluted AFFO per share	$1.78	$1.71	$6.59	$5.10

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected 2022 Adjusted Funds From Operations:

	Year ended December 31, 2022
	Low	High
Net income	$492,715	$499,715
Depreciation and amortization related to real estate	244,500	244,500
Gain from disposition of real estate assets and investments	(6,000)	(6,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(2,620)	(2,620)
Funds From Operations	$728,595	$735,595
Straight-line expense	3,800	3,800
Stock-based compensation expense	30,000	38,000
Non-cash portion of tax provision	600	600
Non-real estate related depreciation and amortization	10,500	10,500
Amortization of deferred financing costs	5,935	5,935
Capitalized expenditures—maintenance	(65,000)	(65,000)
Adjustment for unconsolidated affiliates and non-controlling interest	2,620	2,620
Adjusted Funds From Operations	$717,050	$732,050
Weighted average diluted shares outstanding	102,000,000	102,000,000
Diluted earnings per share	$4.83	$4.90
Diluted AFFO per share	$7.03	$7.18

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of February 2022. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.